             Amendment to Schedule A to the Participation Agreement
                                      among
                           Allmerica Investment Trust,
            Allmerica Financial Investment Management Services, Inc.
                                       and
                First Allmerica Financial Life Insurance Company


WHEREAS, Allmerica Investment Trust, Allmerica Financial Investment Management Services, Inc. and First Allmerica Financial Life Insurance Company have previously entered into a Participation Agreement dated March 22, 2000 ("Participation Agreement"); and

WHEREAS, the Participation Agreement provides for the amendment of Schedule A thereto from time to time, and the parties now wish to amend Schedule A to add additional separate accounts, thereby substituting the attached Schedule A for the prior existing ones.

NOW, THEREFORE, the parties do hereby agree:

1. To amend Schedule A to the Participation Agreement by adopting the attached Schedule A, dated October 30, 2000, and by substituting the attached Schedule A for any and all prior amendments to Schedule A, as may have been adopted from time to time.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date specified below.


FIRST ALLMERICA FINANCIAL LIFE INSURANCE
COMPANY


By:       /s/ John P. Kavanaugh
        --------------------------------
Name:         John P. Kavanaugh
        --------------------------------
Title:        Vice President
        --------------------------------
Date:         October 30, 2000
        --------------------------------

ALLMERICA INVESTMENT TRUST                   ALLMERICA FINANCIAL INVESTMENT
                                             MANAGEMENT SERVICES, INC.

By:       /s/ Kristin L Bushard              By:     /s/ Paul T. Kane
        --------------------------------            ----------------------------
Name:         Kristin L Bushard              Name:       Paul T. Kane
        --------------------------------            ----------------------------
Title:        Vice President                 Title:      Vice President
        --------------------------------            ----------------------------
Date:         October 30, 2000               Date:       October 30, 2000
        --------------------------------            ----------------------------

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
           SCHEDULE A TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                            (DATED OCTOBER 30, 2000)


                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

------------------------------------------------------------------------------------------------------------

                                            VARIABLE LIFE PRODUCTS

      SEPARATE ACCOUNT                          PRODUCT NAME                        1933 ACT #    1940 ACT #
      ----------------                          ------------                        ----------    ----------
      VEL II                                    VEL ("93)                            33-71050      811-8130

      Separate Account SPVL                     Allmerica Estate Optimizer           333-45914    811-10133

      Separate Account SPVL                     Select SPL                           333-45914    811-10133

      Inheiritage                               Inheiritage                          33-74184      811-8304
                                                Select Inheiritage

      Allmerica Select Separate Account  II     Select Life                          333-62369     811-8987

      Group VEL                                 Group VEL                            333-06383     811-7663


      Separate Account IMO                      VUL 2001                              Pending      Pending


      Separate Account FR1                      PremierFocus                            N/A          N/A


      Separate Account FR2                      PremierFocus                            N/A          N/A


      Separate Account FR3                      PremierFocus                            N/A          N/A


      Separate Account FR4                      PremierFocus                            N/A          N/A


      Separate Account FQ1                      PremierFocus                            N/A          N/A


      Separate Account MM                       Ramius PPVUL Strauss                    N/A          N/A

                                            VARIABLE ANNUITY PRODUCTS

      SEPARATE ACCOUNT                          PRODUCT NAME                         1933 ACT #   1940 ACT #
      ----------------                          ------------                         ----------   --------
      VA-K                                      ExecAnnuity Plus 91                   33-71052     811-8114
                                                ExecAnnuity Plus 93                   33-71052
                                                Allmerica Advantage                   33-71052
                                                Ultimate Advantage                    333-38276
                                                Agency Accumulator (no-load)          333-87105
                                                Allmerica Immediate Advantage         333-81859
                                                Variable Annuity (IVA)
                                                ValuePlus Assurance IVA (First        333-81859
                                                Union)
                                                Fund Quest                             Pending
                                                Allmerica Value Generation             Pending
                                                (Annuity Scout)



                                            VARIABLE ANNUITY PRODUCTS

      SEPARATE ACCOUNT                          PRODUCT NAME                         1933 ACT #   1940 ACT #
      ----------------                          ------------                         ----------   --------
      Allmerica Select Separate Account         Allmerica Select Resource I           33-71058     811-8116
                                                Allmerica Select Resource II          33-71058     811-8116
                                                Allmerica Select Charter (C-Shares)   333-63087    811-8116
                                                Allmerica Select Advocate (no-load)   333-90533    811-8116
                                                Allmerica Select Secondary B/D        333-92117    811-8116

      Separate Accounts VA-A, VA-B, VA-C,       Variable Annuities (discontinued)
      VA-G, VA-H

      Fulcrum Separate Account                  Fulcrum
                                                                                      333-16929   811-7947


      Separate Account UR1                      PremierFocus
      Separate Account UR2                      PremierFocus                             N/A         N/A
      Separate Account UR3                      PremierFocus                             N/A         N/A
      Separate Account UR4                      PremierFocus                             N/A         N/A
      Separate Account UQ1                      PremierFocus                             N/A         N/A
                                                                                         N/A         N/A

------------------------------------------------------------------------------------------------------------